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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 1, 2000
                        (Date of earliest event reported)



                             OPEN PLAN SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                      0-20743                   54-1515256
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

        4299 Carolina Avenue, Building C
               Richmond, Virginia                          23222
    (Address of Principal Executive Offices)            (Zip Code)



               Registrant's telephone number, including area code:
                                 (804) 228-5600



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Item 5.      Other Events.

         On July 1, 2000, William F. Crabtree, the Chief Financial Officer of the Registrant, left the Registrant to pursue other business interests. Mr. Crabtree had served as Chief Financial Officer of the Registrant since June 1998. Neil F. Suffa, the Corporate Controller and Secretary of the Registrant, has replaced Mr. Crabtree as Chief Financial Officer. Mr. Suffa will retain the duties of Corporate Controller and Secretary of the Registrant.

         In connection with Mr. Crabtree's departure, the Registrant and Mr. Crabtree entered into a Severance and Release Agreement, dated July 1, 2000, that provides that (i) the Registrant will pay to Mr. Crabtree in periodic installments an amount equal to six months salary at Mr. Crabtree's last regular rate of pay, (ii) the Registrant will reimburse Mr. Crabtree for any group health insurance premiums paid by Mr. Crabtree pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 for coverage through the six months following the termination of his employment, and (iii) Mr. Crabtree releases the Registrant from all claims he may have based on his employment with the Registrant or the termination of that employment. The Severance and Release Agreement also contains a restrictive covenant relating to confidentiality that governs the post-employment relationship between the Registrant and Mr. Crabtree. The Severance and Release Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)   Exhibits.

             Exhibit No.         Description
             -----------         -----------

             10.1 Severance and Release Agreement, dated July 1, 2000, between the Registrant and William F. Crabtree.











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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         OPEN PLAN SYSTEMS, INC.


Dated:  July 11, 2000                    By:  /s/ John L. Hobey
                                             -----------------------------------
                                              John L. Hobey
                                              Chief Executive Officer




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                                INDEX TO EXHIBITS


Exhibit No.          Description
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10.1                 Severance  and  Release  Agreement,  dated  July  1,  2000, between the Registrant and William F. Crabtree.